OMNIBUS AMENDMENT NO. 2

         This Omnibus Amendment No. 2 (this "AMENDMENT"), dated as of February 28, 2007, is entered into by and between THINKPATH, INC., an Ontario corporation (the "PARENT"), THINKPATH, INC., an Ohio corporation ("THINKPATH-OH"), THINKPATH OF MICHIGAN, INC., a Michigan corporation (the "THINKPATH-MI"), THINKPATH TECHNICAL SERVICES, INC., an Ohio corporation ("THINKPATH TECHNICAL" and together with the Parent, Thinkpath-OH and Thinkpath-MI, the "COMPANIES" and each, a "COMPANY") and LAURUS MASTER FUND, LTD., a Cayman Islands company ("LAURUS"), for the purpose of amending the terms of (i) the Overadvance Side Letter, dated June 30, 2006 by and among each Company and Laurus (as amended, modified or supplemented from time to time, the "OVERADVANCE SIDE LETTER"), (ii) the Secured Revolving Note issued by the Companies as of June 30, 2006 to Laurus in the initial face amount of $3,500,000 (as amended, modified or supplemented from time to time, the "REVOLVING NOTE"), (iii) the Secured Term Note issued by the Companies as of June 30, 2006 to Laurus in the initial face amount of $1,400,000 (as amended, modified or supplemented from time to time, the "TERM NOTE"), (iv) the Security Agreement, dated as of June 30, 2006, by and among each Company and Laurus, pursuant to the terms of which the Revolving Note and Term Note were issued (as amended, modified or supplemented from time to time, the "SECURITY AGREEMENT"), (v) the Common Stock Purchase Warrant issued by the Parent to Laurus on June 27, 2005 and exercisable into up to 2,100,000 shares of Common Stock of the Parent (as amended, modified or supplemented from time to time, the "JUNE 2005 WARRANT"), (vi) the Common Stock Purchase Warrant issued by the Parent to Laurus on January 26, 2006 and exercisable into up to 500,000 shares of Common Stock of the Parent (as amended, modified or supplemented from time to time, the "JAN 2006 WARRANT"), (vii) the Common Stock Purchase Warrant issued by the Parent to Laurus on June 30, 2006 and exercisable into up to 1,810,674 shares of Common Stock of the Parent (as amended, modified or supplemented from time to time, the "JUNE 2006 WARRANT"), (viii) the Common Stock Purchase Warrant issued by the Parent to Laurus on November 15, 2006 and exercisable into up to 940,750 shares of Common Stock of the Parent (as amended, modified or supplemented from time to time, the "NOV 2006 WARRANT"and together with the Overadvance Side Letter, the Revolving Note, the Term Note, the Security Agreement, the June 2005 Warrant, the June 2005 Option, the Jan 2006 Warrant, the June 2006 Warrant and each other Ancillary Agreement as defined in the Security Agreement, the "LOAN DOCUMENTS"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement.

         WHEREAS, each Company and Laurus have agreed to make certain changes and/or modifications to certain of the Loan Documents as set forth herein.

         NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

PRINCIPAL POSTPONEMENT; AMENDMENT TO TERM NOTE

         1. Laurus and each Company hereby agree that the Companies shall not be required to pay the principal portion of any Monthly Amount (as defined in the Term Note) due on the first business day of March 2007, April 2007, May 2007, June 2007, July 2007 and August 2007 on such dates (collectively, the "POSTPONED PRINCIPAL"); PROVIDED THAT, the Postponed Principal (i.e. $254,545.44) shall be amortized equally over the final 22 months of term of the Term Loan prior to maturity commencing on the first business day of September 2007 (i.e. the principal portion of the Monthly Amount due on the first business day of each month beginning with September 2007 through and including June 2009 shall be increased to $53,994.49). All amounts that remain outstanding under the Loan Documents on the Maturity Date shall be due and payable on the Maturity Date.

AMENDMENT TO REVOLVING NOTE

         2. The stated amount of the Revolving Note is hereby increased to $3,650,000 and the Revolving Note is hereby amended by deleting the amount "THREE MILLION FIVE HUNDRED THOUSAND DOLLARS (US$3,500,000)" appearing in the preamble thereto and inserting the amount "THREE MILLION SIX HUNDRED FIFTY THOUSAND DOLLARS (US$3,650,000)" in lieu thereof.

AMENDMENT TO SECURITY AGREEMENT

         3. Section 13 of the Security Agreement is hereby amended by inserting the following new clause 13(bb) at the end thereof:

         "(bb) MINIMUM CONSOLIDATED CASH FLOW. The Parent and its Subsidiaries shall have Consolidated Cash Flow of no less than $1,000.00 for each monthly period as determined on the last day of each such month.

         4. The definition of "Capital Availability Amount" appearing in Annex A to the Security Agreement is hereby amended by deleting the amount "US$3,500,000" appearing therein and inserting the amount "US$3,650,000" in lieu thereof.

         5. Annex A of the Security Agreement is hereby amended by inserting the following new definitions of "Capital Expenditures", "Capital Lease Obligations", "Consolidated Cash Flow", "Consoldiated EBIT", "Consolidated EBITDA" and "Consolidated Net Income" in appropriate alphabetical order:

         "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

         "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

         "Consolidated Cash Flow" for any period shall mean the remainder of (1) Consolidated EBITDA LESS (2) the sum of, without duplication, of (i) all interest expense of the Parent and its Subsidiaries for such period, (ii) the amount of all rent expense of, and lease payments expensed by, the Parent and its Subsidiaries with respect to real property (including land, buildings, improvements and fixtures, including leaseholds) and vehicles, determined on a consolidated basis for such period, (iii) the amount of all Capital Expenditures made by the Parent and its Subsidiaries determined on a consolidated basis for such period, (iv) all dividends actually paid by the Parent during such period, (v) the scheduled principal amount of all amortization payments with respect to indebtedness of the Parent and its Subsidiaries for such period (as determined on the first day of the respective period) and (vi) accrued taxes of the Parent and its Subsidiaries based on income that were included and arriving at Consolidated Net Income.

         "Consolidated EBIT" shall mean, for any period, the remainder of Consolidated Net Income for such period, before interest expense and provision for taxes based on income that were included and arriving at Consolidated Net Income for such period and without giving effect to
         (x) any extraordinary gains or losses, and (y) any gains or losses from sales of assets other than inventory sold in the ordinary course of business.

         "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation, in each case that were deducted in arriving at Consolidated EBIT for such period.

         "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Parent and its Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), PROVIDED that (i) in determining Consolidated Net Income, the net income of any other Person which is not a Subsidiary of the Parent or is accounted for by the Parent by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to the Parent or a Subsidiary thereof during such period, (ii) the net income of any Subsidiary of the Parent shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Subsidiary and (iii) the net income (or loss) of any other Person acquired by the Parent or a Subsidiary of the Parent in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

         6. The definition of "Secured Revolving Note" appearing in Annex A to the Security Agreement is hereby amended by deleting the amount "US$3,500,000" appearing therein and inserting the amount "US$3,650,000" in lieu thereof.

AMENDMENT TO OVERADVANCE SIDE LETTER

         7. The Overadvance Side Letter is hereby amended by (i) deleting Schedule A in its entirety and inserting the following new Schedule A in lieu thereof:

                           "SCHEDULE A

--------------------------------- -----------------------

                                     MAXIMUM PERIODIC
                                    OVERADVANCE AMOUNT
             PERIOD
--------------------------------- -----------------------
--------------------------------- -----------------------
March 1, 2007 through and             $1,692,424.24
including August 31, 2007
--------------------------------- -----------------------
--------------------------------- -----------------------
September 1, 2007 through and         $1,592,424.24
including September 30, 2007
--------------------------------- -----------------------
--------------------------------- -----------------------
October 1, 2007 through and           $1,492,424.24
including October 31, 2007
--------------------------------- -----------------------
--------------------------------- -----------------------
November 1, 2007 through and          $1,392,424.24
including November 30, 2007
--------------------------------- -----------------------
--------------------------------- -----------------------
December 1, 2007 through and          $1,292,424.24"
including December 30, 2007
--------------------------------- -----------------------
--------------------------------- -----------------------
December 31, 2007                           $
                                            0
--------------------------------- -----------------------



and (ii) deleting the amount "$3,500,000" appearing in the last sentence of the first paragraph of the Overadvance Side Letter and inserting the amount "$3,650,000" in lieu thereof.

AMENDMENTS TO THE JUNE 2005 WARRANT, THE JUNE 2005 OPTION, THE JAN 2006 WARRANT, THE JUNE 2006 WARRANT AND THE NOV 2006 WARRANT

         8. Effective upon the Waiver Effective Date (as defined below), each of the June 2005 Warrant, the Jan 2006 Warrant, the June 2006 Warrant and the Nov 2006 Warrant are each hereby amended by deleting Section 10 appearing therein in its entirety and inserting the following new Section 10 in lieu thereof each case:

         "10. MAXIMUM EXERCISE. Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrant or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the exercise of the portion of this Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 9.99% of the then outstanding shares of Common Stock (whether or not, at the time of such exercise, the Holder and its Affiliates beneficially own more than 9.99% of the then outstanding shares of Common Stock). As used herein, the term "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. For purposes of the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause
         (1) of such sentence. For any reason at any time, upon written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock outstanding as of any given date. The limitations set forth herein (x) may be waived by the Holder upon provision of no less than sixty-one (61) days prior written notice to the Company and (y) shall automatically become null and void following notice to the Company upon the occurrence and during the continuance of an Event of Default (as defined in the Security Agreement dated as of the date hereof among the Holder, the Company and various subsidiaries of the Company)."


         9. Effective upon the Waiver Effective Date (as defined below), the June 2005 Option is hereby amended by deleting Section 1.1 appearing therein in its entirety and inserting the following new Section 1.1 in lieu thereof:

         "1.1. NUMBER OF SHARES ISSUABLE UPON EXERCISE. From and after the date hereof, the Holder shall be entitled to receive, upon exercise of this Option in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the "Exercise Notice"), shares of Common Stock of the Company, subject to adjustment pursuant to Section 4. Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to exercise any portion of this Option in excess of that portion of this Option upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Option or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the exercise of the portion of this Option with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 9.99% of the then outstanding shares of Common Stock (whether or not, at the time of such exercise, the Holder and its Affiliates beneficially own more than 9.99% of the then outstanding shares of Common Stock). As used herein, the term "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. For purposes of the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause
         (1) of such sentence. For any reason at any time, upon written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock outstanding as of any given date. The limitations set forth herein (x) may be waived by the Holder upon provision of no less than sixty-one (61) days prior written notice to the Company and (y) shall automatically become null and void following notice to the Company upon the occurrence and during the continuance of an Event of Default (as defined in the Security Agreement dated as of the date hereof among the Holder, the Company and various subsidiaries of the Company)."

         10. The June 2005 Option and the June 2006 Warrant are each hereby amended by, deleting the amount "$0.0001" appearing in the definition of "Exercise Price" appearing therein and, in each case, inserting the amount "$0.01" in lieu thereof.

         11. The Parent and Laurus agree that, upon execution of this Amendment by the Parent and Laurus, the Parent will be deemed to have received notice from Laurus of Laurus' waiver of the 4.99% conversion limitation set forth in (i)
Section 10 of each of the June 2005 Warrant, the Jan 2006 Warrant, the June 2006 Warrant and the Nov 2006 Warrant and (ii) Section 1.1 of the June 2005 Option, which waiver shall become effective on the 75th day following the date hereof (the "WAIVER EFFECTIVE DATE").

ADDITIONAL WARRANT

         12. The Parent will, on the date hereof, issue a common stock purchase warrant (the "ADDITIONAL WARRANT") to Laurus to purchase 2,426,870 shares of the Common Stock of the Parent with an exercise price of $0.01 per share, such Additional Warrant to be in the form attached hereto as EXHIBIT A. The Parent further agrees to file a Registration Statement (as defined in the Registration Rights Agreement), to register the shares of Common Stock that may be issued upon exercise of the Additional Warrant on or prior to the 90th day following the date hereof (the "FILING DATE"). For the avoidance of doubt, the "Filing Date" shall be deemed a Filing Date as defined in the Registration Rights Agreement.

LCM FEE

         13. Upon execution of this Agreement by each Company and Laurus, the Companies shall jointly and severally pay to Laurus Capital Management, LLC, the investment advisor of Laurus ("LCM"), a non-refundable payment in an amount equal to $5,250. The foregoing payment is referred to herein as the "ADDITIONAL LCM PAYMENT."

MISCELLANEOUS

         14. This Amendment shall be effective as of the date first above written (the "AMENDMENT EFFECTIVE DATE") on the date when (i) each of the Companies and Laurus shall have duly executed and each of the Companies shall have delivered to Laurus their respective counterparts to this Amendment, (ii) the Parent shall have duly executed and delivered to Laurus the Additional Warrant, and (iii) each of the Companies and Laurus shall have duly executed and each of the Companies shall have delivered to Laurus their respective counterparts to the Reaffirmation and Ratification Agreement in the form attached hereto as EXHIBIT B.

         15. Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Loan Documents, and all of the other forms, terms and provisions of the Loan Documents remain in full force and effect.

         16. The Parent and, to the extent applicable, each of the other Companies hereby represent and warrant to Laurus that (i) no Event of Default exists on the date hereof, (ii) on the date hereof, all representations, warranties and covenants made by the Parent and/or such other Companies, as applicable, in connection with the Loan Documents are true, correct and complete and (iii) on the date hereof, all of the Parent's, the other Companies' and their respective Subsidiaries' covenant requirements have been met.

         17. From and after the Amendment Effective Date, all references in the Loan Documents, the other Ancillary Agreements to any Loan Document shall be deemed to be a reference to such Loan Document as modified hereby.

         18. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.



                                     * * * *

         IN WITNESS WHEREOF, each of the Companies and Laurus have caused this Amendment to be effective and signed in its name effective as of the date set forth above.



                                      THINKPATH INC., AN ONTARIO CORPORATION


                                      By:
                                         ---------------------------------------

                                       By:      /s/ AUTHORIZED SIGNATORY
                                                ------------------------
                                       Name:    Authorized Signatory




                                      THINKPATH INC., AN OHIO CORPORATION


                                      By:
                                         ---------------------------------------

                                      By:      /s/ AUTHORIZED SIGNATORY
                                               ------------------------
                                      Name:    Authorized Signatory


                                      THINKPATH OF MICHIGAN INC.,
                                      A MICHIGAN CORPORATION


                                      By:
                                         ---------------------------------------

                                      By:      /s/ AUTHORIZED SIGNATORY
                                               ------------------------
                                      Name:    Authorized Signatory




                                      THINKPATH TECHNICAL SERVICES INC.,
                                      AN OHIO CORPORATION


                                      By:
                                         ---------------------------------------

                                      By:      /s/ AUTHORIZED SIGNATORY
                                               ------------------------
                                      Name:    Authorized Signatory




                                      LAURUS MASTER FUND, LTD.


                                      By:
                                         ---------------------------------------

                                      Name:     /S/ EUGENE GRIN
                                      Title:    Director

         EXHIBIT A

         FORM OF ADDITIONAL WARRANT

         EXHIBIT B

         FORM OF REAFFIRMATION AND RATIFICATION AGREEMENT